EXHIBIT 2.8

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                                VOTING AGREEMENT

                                      among

                       AT&T CORP., a New York corporation,

                       KIRI INC., a Delaware corporation,

                      Patricio E. Northland, an individual

                          George Cargill, an individual

                                       and

                          Eleazar Donoso, an individual

                          Dated as of November 1, 1999

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                  VOTING AGREEMENT dated as of November 1, 1999, between AT&T
Corp., a New York corporation ("PARENT"), Kiri Inc., a Delaware corporation ("RV"), Mr. Patricio E. Northland, an individual, Mr.George Cargill, an individual, and Mr. Eleazar Donoso, an individual (each of such individuals, a "SHAREHOLDER" and such individuals, collectively, the "SHAREHOLDERS").

                  A. Parent, RV, Frantis Inc., a Delaware corporation ("MERGER SUB") and FirstCom Corporation, a Texas corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT") providing for the merger of the Company with and into Merger Sub (the "MERGER");

                  B. Each Shareholder owns, or is the trustee of a trust which owns, or controls a corporation that is the general partner of a limited partnership which owns, beneficially and of record, the number of shares of common stock of the Company ("COMMON STOCK") set forth opposite the name of such Shareholder on Schedule A hereto (all of such shares of Common Stock, together with any other shares of capital stock of the Company acquired by any of such Shareholders, or any trust, corporation, partnership or other legal entity controlled by any of such Shareholders, after the date hereof and during the term of this Agreement (including, without limitation through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "SUBJECT SHARES");

                  C. As an essential condition and inducement to their willingness to enter into the Merger Agreement, Parent and RV have requested that each Shareholder enter into this Agreement, and each Shareholder has agreed to do so; and

                  D. Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement.

                  NOW, THEREFORE, to induce Parent and RV to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby, severally and not jointly, represents and warrants to Parent and RV as of the date hereof in respect of himself as follows:

                  (a) AUTHORITY. The Shareholder has all requisite capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and (assuming this Agreement constitutes a valid and binding obligation of Parent and of RV) constitutes the valid and binding obligation of the Shareholder enforceable against such Shareholder in accordance with its terms. Neither the execution and delivery by the Shareholder of this Agreement nor the due performance by the Shareholder of the actions and obligations contemplated hereby will violate or conflict in any material respect with, result in a breach

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         of any material provision of or constitute a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, trust agreement, license, franchise, permit, lease, contract, agreement or other instrument, commitment, judgment, order, notice, decree, statute, law, ordinance, rule, regulation or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's property or assets is or may be bound. If the Shareholder is married and the Shareholder's Subject Shares constitute community property or if this Agreement otherwise requires spousal or other approval in order to be legal, valid and binding on the Shareholder, this Agreement has also been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. The execution and delivery of this Agreement by the Shareholder, and timely the fulfillment by the Shareholder of his obligations hereunder, do not and will not require the consent or approval of any other natural or legal person. Within five days after the date hereof, each Shareholder shall execute and deliver a power of attorney in favor of such Shareholder's spouse or in favor of at least one other Shareholder with respect to the matters covered by Sections 3(a) and (b) in the event of incapacity or absence of such Shareholder shall deliver promptly to Parent a true and correct copy of such power of attorney.

                  (b) THE SUBJECT SHARES. The Shareholder is the record and beneficial owner of (or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, or controls the general partner of a limited partnership that is the record and beneficial owner of), and has good and marketable title to, the Subject Shares set forth opposite his name on Schedule A hereto, and, except as set forth on Schedule 1(b), such Subject Shares are free and clear of any claims, liens, encumbrances and security interests whatsoever. The Shareholder does not own, of record or beneficially, directly or indirectly, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Shareholder has the sole right to vote, or to direct the vote of, such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

                  2. REPRESENTATIONS AND WARRANTIES OF PARENT AND RV. Each of Parent and RV hereby represents and warrants to each Shareholder as follows:

                  (a) AUTHORITY. It has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by it and (assuming this Agreement constitutes the valid and binding obligation of each of the other parties hereto) constitutes its valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, any provision of its articles of incorporation or by-laws, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or of any other

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         agreement or instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or to its property or assets.

                  3. COVENANTS OF EACH SHAREHOLDER. Until the termination of this Agreement in accordance with Section 7, each Shareholder, severally and not jointly, agrees as follows:

                  (a) At any meeting of Shareholders of the Company called to vote upon the Merger and/or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and/or the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement (as it may be amended from time to time, provided that such amendment is not materially adverse to such Shareholder) and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Any vote cast in accordance with this Section 3(a) or in accordance with Section 3(b) shall be cast in such manner as will insure that such vote is duly counted for purposes of determining whether a quorum is present and for purposes of determining the result of such vote.

                  (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (A) any Acquisition Proposal (as such term is defined in the Merger Agreement) or (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement (as it may be amended from time to time, provided such amendment is not materially adverse to such Shareholder), or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Common Stock. Subject to Section 10, the Shareholder further agrees not to enter into any agreement, and not to commit or agree to take any action, inconsistent with the foregoing.

                  (c) The Shareholder shall not, prior to the earliest of (I) the Effective Time and (II) the termination of the Merger Agreement in accordance with its terms, (X) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER"), or consent to or cause any Transfer of, any or all of such Shareholder's Subject Shares (or the Subject Shares owned by any person or entity controlled, directly or indirectly, by such Shareholder) or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, such Subject Shares to any person other than pursuant to the terms of the Merger, except to a person or entity who, as a condition of such Transfer agrees to be bound by the provisions of this Agreement and provides such other representations, warranties and covenants relating to the subject matter hereof as Parent may reasonably request or (Y)

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         enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal and agrees not to commit or agree to take any of the foregoing actions.

                  (d) Subject to Section 10 hereof, until after the Merger is consummated or the Merger Agreement is terminated, the Shareholder shall use reasonable efforts to take, all actions necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement (as it may be amended from time to time, provided such amendment is not materially adverse to such Shareholder).

                  (e) Such Shareholder, and any beneficiary of a revocable trust for which such Shareholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

                  4. FURTHER ASSURANCES. Each Shareholder will, from time to time, (i) provide to Parent true and correct copies of all documents relating to his record or beneficial ownership of, and/or control over, any shares of common stock of the Company, as may be reasonably requested by Parent, and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out his obligations under this Agreement.

                  5. CERTAIN EVENTS. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Subject Shares listed in Schedule A beside the name of such Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other securities or instruments issued to or acquired by such Shareholder.

                  6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, as contemplated by Section 7.5 of the Merger Agreement, in its sole discretion, any and all of its rights, interests and obligations hereunder to any affiliate, provided that Parent will remain liable for its obligations hereunder in the event of any assignment pursuant to this Section 6. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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                  7. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date that is the earlier to occur of (i) the Effective Time, and (ii) the date of any termination of the Merger Agreement in accordance with its terms.

                  8. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY. (a) Each Shareholder hereby irrevocably grants to, and appoints, Parent and Mr. John Haigh in his capacity as an officer of Parent, and any individual who shall hereafter succeed to such office of Parent, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares in connection with any of the matters set forth in Sections 3(a) and 3(b).

                  (b) Such Shareholder represents that any proxies heretofore given in respect of such Shareholder's Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Such Shareholder hereby affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of the Texas Business Corporation Act.

                  9.  GENERAL PROVISIONS.

                  (A) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (B) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if hand delivered or sent by overnight courier (providing proof of delivery) to Parent and RV in accordance with Section 7.4 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

                  (C) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (D) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become


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effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (E) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (I) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (II) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (F) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (G) VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved the Merger Agreement and the transactions contemplated thereby, so that the execution and delivery hereof by Parent and RV would trigger the provisions of Part Thirteen of the Texas Business Corporation Act, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

                  10. SHAREHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

                  11. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in a New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (A) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (B) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of New York or a New York state court and (D) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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                  12. PUBLIC ANNOUNCEMENTS. Each Shareholder will consult with
Parent before issuing, and provide Parent with the opportunity to review and comment upon, any press release or other public statements by such Shareholder with respect to the transactions contemplated by this Agreement and the Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including, but not limited to, Nasdaq).

                  IN WITNESS WHEREOF, Parent, RV and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                             AT&T CORP.

                             By: /s/ GARY A. SWENSON
                                 -----------------------------------------------
                                 Name: Gary A. Swenson
                                 Title: Assistant Secretary

                             KIRI INC.

                             By: /s/ GARY A. SWENSON
                                 -----------------------------------------------
                                 Name: Gary A. Swenson
                                 Title: Secretary

                             SHAREHOLDERS:

                                 /s/ PATRICIO E. NORTHLAND
                                 -----------------------------------------------
                                 Name: Patricio E. Northland


                                 -----------------------------------------------
                                 Name:


                                 /s/ GEORGE A. CARGILL
                                 -----------------------------------------------
                                 Name: George A. Cargill


                                 /s/ ELEAZAR DONOSO
                                 -----------------------------------------------
                                 Name: Eleazar Donoso



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SCHEDULE A

--------------------------------------------------------------------------------
                         NUMBER OF SHARES OF COMPANY          NUMBER OF
NAME AND ADDRESS OF             COMMON STOCK                 SHAREHOLDER
    SHAREHOLDER                OWNED OF RECORD                 OPTIONS
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Patricio E. Northland             1,400,000                  4,147,333
--------------------------------------------------------------------------------
George Cargill                    1,700,000                  500,000
--------------------------------------------------------------------------------
Eleazor Denoso                    1,440,000                  --
--------------------------------------------------------------------------------